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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported)  May 7, 1999
                                                      ---------------


                             THE PARTS SOURCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Florida
                                    -------
                 (State or Other Jurisdiction of Incorporation)


                   0-27864                               59-3149403
            ---------------------             ---------------------------------
            (Commission File No.)             (IRS Employer Identification No.)



1751 South Missouri Avenue, Clearwater, Florida              33756
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    (Address of Principal Executive Offices)               (Zip Code)



                                 (727) 588-0377
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              (Registrant's Telephone Number, Including Area Code)



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)







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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  OTHER EVENTS.

         On May 7, 1999, at the Special Meeting of the Shareholders of The Parts Source, Inc., d/b/a/ Ace Auto Parts, Parts Source Shareholders approved the Stock Purchase Agreement dated February 16, 1999 between the Company and General Parts, Inc., a privately owned company headquartered in Raleigh, North Carolina. The merger became effective on May 7, 1999, the date the Articles of Merger became effective with the Secretary of State of Florida. At the effective time, each share of Parts Source common stock issued and outstanding ceased to be outstanding and was converted into the right to receive from General Parts a cash payment in the amount of $3.00. The amount of such consideration was determined on the basis of arms length negotiations between The Parts Source and General Parts. The existence of The Parts Source shall continue under the laws of the State of Florida and The Parts Source became a wholly owned subsidiary of General Parts.

         Concurrently with the filing of this Form 8-K, The Parts Source will also file a Form 15 giving notice of the suspension of The Parts Source's duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         c.  Exhibits.

             *10.1 Stock Purchase Agreement, dated February 16, 1999, by and among Thomas D. Cox and Robert A. Cox (Stockholders), The Parts Source, Inc., d/b/a Ace Auto Parts (Seller), and General Parts, Inc. (Purchaser).

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             * Incorporated by reference to The Parts Source, Inc. Form 8-K filed February 22, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


                                          THE PARTS SOURCE, INC.
                                              (Registrant)



                                          /s/ Thomas D. Cox
                                          -------------------------------------
Date:   May 7, 1999                           Thomas D. Cox, President
                                              and Chief Executive Officer